Independent auditors' consent
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The board and shareholders
AXP Strategy Series, Inc.:
   AXP Equity Value Fund
   AXP Focused Growth Fund
   AXP Partners Small Cap Growth Fund
   AXP Small Cap Advantage Fund
   AXP Strategy Aggressive Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    May 26_, 2004